Exhibit 99.1

Atheros Announces Second Quarter 2009 Results

Revenue Up 28% Sequentially; Cash Flow From Operations $44.9 Million

SANTA CLARA, CA--(Marketwire - July 21, 2009) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its second quarter ended June 30, 2009.

Revenue in the second quarter was $112.2 million, compared to $87.9 million reported in the first quarter of 2009 and $121.5 million reported in the second quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded a second quarter GAAP net loss of $0.3 million or $0.00 per diluted share. This compares with a GAAP net loss of $7.6 million or $0.12 per diluted share in the first quarter of 2009. GAAP net income in the second quarter of 2008 was $10.1 million or $0.16 per diluted share. Cash, cash equivalents and short-term marketable securities were $340.6 million at June 30, 2009, up $51.8 million from the prior quarter. Cash flow from operations for the second quarter was $44.9 million, up $49.4 million sequentially from cash flow used in operations of $4.5 million reported in the first quarter of 2009.

Atheros reports gross margins, operating expenses, operating income (loss), net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the impairment of long-term investments, the tax benefit due to a change in state tax filing position and the tax impact of these excluded items. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margins in the second quarter were 47.4 percent, compared to 48.1 percent reported in the first quarter of 2009 and 50.8 percent in the second quarter of 2008. Non-GAAP operating income in the second quarter of 2009 was 10.8 percent of revenue, compared to 3.2 percent in the first quarter of 2009 and 16.6 percent in the second quarter of 2008.

Non-GAAP net income in the second quarter was $12.3 million or $0.20 per diluted share, compared to $3.9 million or $0.06 per diluted share in the first quarter of 2009 and $19.3 million or $0.31 per diluted share in the second quarter of 2008.

"Our better-than-expected results for the June quarter were primarily driven by strong product cycles and market share gains, particularly in the PC and retail router markets," said Dr. Craig Barratt, Atheros' president and chief executive officer. "During the quarter, shipments of our ETHOS® line of Ethernet products were particularly strong while revenue from our 11n-based XSPAN™ and Align™ solutions increased significantly across multiple channels. We are quite pleased with the increasing customer demand for our expanding connectivity product lines and we look forward to bringing innovative new products to market that will enhance our customers’ success and provide Atheros with added growth opportunities," Dr. Barratt said.

Conference Call
Atheros will broadcast its second quarter financial results conference call today, Tuesday, July 21, 2009 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week after the live call. To access the replay, please dial 706-645-9291 and use the pass code 87027913.

Atheros' financial results conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.
Atheros Communications is a global leader in innovative technologies for wireless and wired communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo, ETHOS, XSPAN and Align are trademarks of Atheros Communications, Inc.

NOTE ON FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including our prospects and growth opportunities, the expected growth in customer demand for our products, and our expected introduction of additional products, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, and the risks detailed in Atheros' Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Net revenue	$112,224	$87,925	$121,518
Cost of goods sold	59,181	45,844	60,057
Gross profit	53,043	42,081	61,461
Operating expenses:
Research and development	30,480	29,045	29,947
Sales and marketing	14,305	13,416	12,500
General and administrative	6,872	5,930	6,309
Amortization of acquired intangible assets	2,885	2,885	3,010
Total operating expenses	54,542	51,276	51,766

Income (loss) from operations	(1,499)	(9,195)	9,695
Interest income, net	1,563	1,671	1,944
Impairment of long-term investments	(30)	(1,107)	(1,387)
Income tax benefit (provision)	(284)	1,079	(127)
Net income (loss)	$(250)	$(7,552)	$10,125

Basic earnings (loss) per share	$0.00	$(0.12)	$0.17
Diluted earnings (loss) per share	$0.00	$(0.12)	$0.16

Shares used in computing basic earnings (loss) per share	61,427	60,918	59,607
Shares used in computing diluted earnings (loss) per share	61,427	60,918	62,113

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Six Months Ended June 30,
	2009	2008
Net revenue	$200,149	$236,036
Cost of goods sold	105,025	116,519
Gross profit	95,124	119,517
Operating expenses:
Research and development	59,525	60,001
Sales and marketing	27,721	24,442
General and administrative	12,802	12,303
Amortization of acquired intangible assets	5,770	6,419
Total operating expenses	105,818	103,165

Income (loss) from operations	(10,694)	16,352
Interest income, net	3,234	4,364
Impairment of long-term investments	(1,137)	(6,457)
Income tax benefit (provision)	795	(717)
Net income (loss)	$(7,802)	$13,542

Basic earnings (loss) per share	$(0.13)	$0.23
Diluted earnings (loss) per share	$(0.13)	$0.22

Shares used in computing basic earnings (loss) per share	61,173	59,258
Shares used in computing diluted earnings (loss) per share	61,173	61,780

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$340,624	$293,758
Accounts receivable, net	46,752	58,385
Inventory	35,362	69,813
Deferred income taxes and other current assets	15,967	15,889
Total current assets	438,705	437,845

Property and equipment, net	12,031	14,789
Long-term investments	17,255	16,963
Goodwill and net acquired intangible assets	119,222	124,992
Deferred income taxes and other assets	16,463	21,119
	$603,676	$615,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$69,002	$96,001

Deferred income taxes and other long-term liabilities	42,986	48,229

Stockholders' equity	491,688	471,478
	$603,676	$615,708

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
GAAP net income (loss)	$(250)	$(7,552)	$10,125
Stock-based compensation:
Cost of goods sold	186	173	144
Research and development	5,148	4,616	3,869
Sales and marketing	3,392	2,842	2,101
General and administrative	2,012	1,522	1,180
Total stock-based compensation	10,738	9,153	7,294

Acquisition-related charges:
Amortization of acquired intangible assets	2,885	2,885	3,010
Other acquisition-related charges	-	-	151

Impairment of long-term investments	30	1,107	1,387

Net tax effect of non-GAAP adjustments	(1,065)	(1,709)	(1,633)

Tax benefit from change in state tax filing position	-	-	(1,068)

Non-GAAP net income	$12,338	$3,884	$19,266

Shares used in computing non-GAAP basic earnings per share	61,427	60,918	59,607
Shares used in computing non-GAAP diluted earnings per share	63,021	62,252	62,113

Non-GAAP basic earnings per share	$0.20	$0.06	$0.32
Non-GAAP diluted earnings per share	$0.20	$0.06	$0.31

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)

	Six Months Ended June 30,
	2009	2008
GAAP net income (loss)	$(7,802)	$13,542
Stock-based compensation:
Cost of goods sold	359	296
Research and development	9,764	7,578
Sales and marketing	6,234	3,893
General and administrative	3,534	2,179
Total stock-based compensation	19,891	13,946

Acquisition-related charges:
Amortization of acquired intangible assets	5,770	6,419
Other acquisition-related charges	-	942

Impairment of long-term investments	1,137	6,457

Net tax effect of non-GAAP adjustments	(2,774)	(3,788)

Tax benefit from change in state tax filing position	-	(1,068)

Non-GAAP net income	$16,222	$36,450

Shares used in computing non-GAAP basic earnings per share	61,173	59,258
Shares used in computing non-GAAP diluted earnings per share	62,636	61,780

Non-GAAP basic earnings per share	$0.27	$0.62
Non-GAAP diluted earnings per share	$0.26	$0.59

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income and net income. These supplemental measures exclude stock-based compensation, acquisition-related charges, impairments of long-term investments, a tax benefit resulting from a change in state tax filing position and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going operating results;
•	the ability to better identify trends in our underlying business; and
•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and cash earn outs. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Impairment of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities has been impacted by the uncertainty in the credit markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income.  In addition, the tax benefit resulting from a change in a state tax filing position has been excluded.  We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008

GAAP gross profit	$53,043	$42,081	$61,461
Stock-based compensation	186	173	144
Amortization of acquisition-related step-up value of inventory	-	-	121
Non-GAAP gross profit	$53,229	$42,254	$61,726

GAAP gross profit as a % of revenue	47.3%	47.9%	50.6%
Stock-based compensation	0.1%	0.2%	0.1%
Amortization of acquisition-related step-up value of inventory	-%	-%	0.1%
Non-GAAP gross profit as a % of revenue	47.4%	48.1%	50.8%

GAAP operating expense	$54,542	$51,276	$51,766
Stock-based compensation	(10,552)	(8,980)	(7,180)
Amortization of acquired intangible assets	(2,885)	(2,885)	(3,010)
Non-GAAP operating expenses	$41,105	$39,411	$41,576

GAAP income (loss) from operations	$(1,499)	$(9,195)	$9,695
Stock-based compensation	10,738	9,153	7,324
Amortization of acquired intangible assets	2,885	2,885	3,010
Amortization of acquisition-related step-up value of inventory	-	-	121
Non-GAAP income from operations	$12,124	$2,843	$20,150

GAAP income (loss) from operations as a % of revenue	(1.3)%	(10.5)%	8.0%
Stock-based compensation	9.5%	10.4%	6.0%
Amortization of acquired intangible assets	2.6%	3.3%	2.5%
Amortization of acquisition-related step-up value of inventory	-%	-%	0.1%
Non-GAAP income from operations as a % of revenue	10.8%	3.2%	16.6%

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Six Months Ended
	June 30,	June 30,
	2009	2008

GAAP gross profit	$95,124	$119,517
Stock-based compensation	359	296
Amortization of acquisition-related step-up value of inventory	-	572
Non-GAAP gross profit	$95,483	$120,385

GAAP gross profit as a % of revenue	47.5%	50.6%
Stock-based compensation	0.2%	0.1%
Amortization of acquisition-related step-up value of inventory	-%	0.3%
Non-GAAP gross profit as a % of revenue	47.7%	51.0%

GAAP operating expense	$105,818	$103,165
Stock-based compensation	(19,532)	(14,020)
Amortization of acquired intangible assets	(5,770)	(6,419)
Non-GAAP operating expenses	$80,516	$82,726

GAAP income (loss) from operations	$(10,694)	$16,352
Stock-based compensation	19,891	14,316
Amortization of acquired intangible assets	5,770	6,419
Amortization of acquisition-related step-up value of inventory	-	572
Non-GAAP income from operations	$14,967	$37,659

GAAP income (loss) from operations as a % of revenue	(5.3)%	6.9%
Stock-based compensation	9.9%	6.1%
Amortization of acquired intangible assets	2.9%	2.7%
Amortization of acquisition-related step-up value of inventory	-%	0.3%
Non-GAAP income from operations as a % of revenue	7.5%	16.0%

Analyst Contact:
Jack Lazar
Atheros Communications
408-773-5200
jack.lazar@atheros.com

Investor Contact:
David H. Allen
Atheros Communications
408-830-5762
david.allen@atheros.com

Press Contact:
Dakota Lee
Atheros Communications
408-720-5597
Dakota@atheros.com

Greg Wood
A&R Edelman
650-762-2838
gwood@ar-edelman.com